UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2007 (March 2, 2007)

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Establishment of Incentive Targets under Senior Management Incentive Compensation Plan

Establishment of Annual Incentive Targets. The WCI Communities, Inc. Senior Management Incentive Compensation Plan (the “SMICP”), as approved by the shareholders in 2006, is intended to provide for a performance bonus for the Chief Executive Officer and other designated executive officers of the Company upon the attainment of pre-established performance goals for a fiscal year of the Company (or other period designated by the Committee). On March 2, 2007, the Executive Compensation Committee of the Board of Directors of WCI Communities, Inc. (the “Company”) named the participants and approved the performance goals for fiscal year 2007 under the SMICP.

The following individuals were selected as participants in the SMICP for 2007:

•	Jerry L. Starkey, President and Chief Executive Officer

•	James P. Dietz, Executive Vice President and Chief Financial Officer

•	Christopher J. Hanlon, Chief Operating Officer (Tower Homebuilding) and Senior Vice President

•	David L. Fry, Chief Operating Officer (Traditional Homebuilding and Real Estate Services) and Senior Vice President

•	Timothy Oak, Regional President

•	Andrew Stark, Division President

•	R. Michael Curtin, Senior Vice President (Marketing and Sales Division)

The performance goals under the SMICP for 2007 are based on pre-tax net income and free cash flow. Each participant in the SMICP will be eligible to receive a maximum bonus for 2007 equal to the lesser of $12,000,000 or the sum of (i) a designated participation percentage of the Company’s 2007 pre-tax net income and (ii) a designated participation percentage of the Company’s 2007 free cash flow. The two financial metrics will be evenly weighted to determine the maximum bonus amount. The Executive Compensation Committee may exercise its negative discretion to pay any participant less than the maximum bonus. The aggregate participation percentages for all SMICP participants for 2007 are 1.685% of pre-tax net income and 0.1853% of free cash flow.

Equity Awards. On March 2, 2007, the Executive Compensation Committee also approved the grant of stock-settled stock appreciation rights (“SSARs”) and performance-contingent restricted stock unit awards (“Performance Shares”) to the above-named officers in the following amounts.

Name of Officer	SSARs	Performance Shares
Jerry L. Starkey	150,400	35,733
James P. Dietz	34,000	9,380
Christopher J. Hanlon	27,000	7,370
David L. Fry	27,000	7,370
Timothy Oak	15,000	4,020
Andrew Stark	15,000	4,020
R. Michael Curtin	15,750	4,355

Each of these SSARs has a term of ten years from the date of grant. The SSARs have a base value equal to the closing price of the Company’s common stock on the date of grant, March 2, 2007.

The Performance Shares represent the right to receive shares of the Company’s common stock based upon the level of achievement of stated goals with respect to the Company’s 2007 free cash flow. One half of the shares earned based on performance will be delivered to the participant as soon as practical after the Committee certifies attainment of the performance goals, and not later than March 15, 2008. The other half of the shares earned based on such 2007 performance criteria, will be subject to an additional service requirement and will be delivered to the participant as soon as practicable after March 2, 2009, subject to his or her continued employment through March 2, 2009.

The SSARs and Performance Shares will be vested earlier upon the participant’s termination of employment without “cause” or resignation for “good reason” within one year after the occurrence of a change in control of the Company (as such terms are defined the Company’s 2004 Stock Incentive Plan and the award agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

By:	/s/ Paul D. Appolonia
Paul D. Appolonia
Senior Vice President, Human Resources

Date: March 8, 2007